Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Universal Stainless & Alloy Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	500,000 shares	$7.625	(2)	$3,812,500	0.0000927	$353.42	—	—	—	—
Fees Previously Paid	—	—	—	—	—		—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—	—	—	—	—	—	—
	Total Offering Amounts						$3,812,500		$353.42
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$353.42

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”), that become issuable in respect of the securities identified in the above table under the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $7.625 per share, which is the average of the high and low prices of Common Stock on May 18, 2022, as reported on the Nasdaq Global Select Market.